Securities Act File No. 333-218263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

Registration Statement Under the Securities Act of 1933
☒	Pre-effective Amendment No.
☐	Post-effective Amendment No.

CAPE POINT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Campos Elíseos 400, 601B, Colonia PolancoReforma

Delegación Miguel Hidalgo, CP 11560

México, Ciudad de México

(Address of Principal Executive Offices)

+5255 70980527

(Registrant’s Telephone Number, Including Area Code)

Mr. Porfirio Sánchez-Talavera, Chief Executive Officer

Cape Point Holdings, Inc.

Campos Elíseos 400, 601B, Colonia PolancoReforma

Delegación Miguel Hidalgo, CP 11560

México, Ciudad de México

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq.

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, UT 84020

Telephone: (801) 816-2536

Facsimile: (801) 816-2537

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock ($0.001 par value)	1,880,000	$470,000	$54.47

(1)

Represents 1,880,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Until such time as our common shares are quoted on the OTC Markets, our shareholders will sell their shares at the price of $0.25 per share which is their purchase price.
(3)	Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 30, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, July ___, 2018

1,880,000 Shares of Common Stock

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offering to sell these securities and it is not a solicitation of an offering to buy these securities in any state where the offering or sale of such securities is not permitted.

CAPE POINT HOLDINGS, INC.

This prospectus relates to the exchange and resale of shares of Common stock of Cape Point Holdings, Inc. (hereafter, “we” “us” “our”, “CPH” or the “Company”) by certain holders of common shares (“Holders”) of the Company, at a price of $0.25 per share until our shares of common stock are quoted on the OTC Markets quotation service. We will not receive any of the proceeds from the sale of the shares by the holders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Markets quotation platform. There is no guarantee that our securities will ever trade on the OTC Markets or on any listed exchange.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("Jobs Act"), and will therefore be subject to reduced public company reporting requirements.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. See “Risk Factors” on page 4 to read about factors you should consider before purchasing shares of our common stock.

_______________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July ___, 2018

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The level of competition in the telecom industry;
•	Our ability to obtain additional capital to finance development, manufacturing and production of products either currently being developed or that we may hereafter acquire;
•	Our reliance upon management and particularly Porfirio Sánchez-Talavera, our Chief Executive Officer, to execute our business plan;
•	The price of our common; and
•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “CPH” and the “Company” refer to Cape Point Holdings, Inc. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Company Organization

Cape Point Holdings, Inc. (“us”, “we” or “our”) is a Florida corporation formed on July 22, 2016, by our chief executive officer Porfirio Sánchez-Talavera to is an enterprise that seeks to build and operate a new satellite fleet to deliver broadband services within Mexico through strategic alliances and cutting-edge technology. Our principal executive office is located at Campos Elíseos 400, 601B, Colonia Polanco Reforma, Delegación Miguel Hidalgo, CP 11560, México, Ciudad de México. Our telephone number is +5255 70980527. Our website is www.capepointholdings.com and is not part of this prospectus.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) Building strategic alliances on a revenue share basis; (ii) Development of a partnership network with leading retail, internet and telecom companies around the world in order to boost the industry development in the Americas through Ka-Band and further cutting-edge technologies. We have not sufficiently developed these strategic alliances, and joint-venture partnerships, and there is no assurance that we will be successful in developing cutting-edge technologies and strategic relationships.

On March 15, 2017, through our 99% owned subsidiary Cape Point Telekom SociedadAnonima de Capital Variable (“Telekom Mexico”), we entered into a Joint Venture Agreement (the “Joint-Venture Agreement”) with CromSat Corp. (“CromSat”), a Florida corporation. Pursuant to the terms of the Joint-Venture Agreement, the Company planned to work with CromSat to acquire its 3,300 Mhz satellite capacity in exchange for 8,000,000 shares of Series B Preferred Stock of the Company. However, in August 2017, Cromsat Corp. received a notice of termination of its Ka-Band Satellite Capacity Lease Agreement, dated September 24, 2013 (the “Satellite Lease Agreement”) with Hispasat. The notice received from Hispasat alleges a breach of the Satellite Lease Agreement due to CromSat’s failure to convert the aforementioned Series B Preferred Stock of the Company, which was issued in the name of CromSat, but provided to Hispasat as a guarantee of CromSat’s performance under the Satellite Lease Agreement, into common stock of the Company quoted on a public exchange (the “Conversion”). CromSat disputes Hispasat’s assertions regarding the timing on the Conversion and has filed suit against Hispasat and its individual principals in the Tribunal Superior de Justicia de la Ciudad de México to enforce its rights under the Satellite Lease Agreement. However, CromSat believes that it is unlikely it will prevail in its lawsuit against Hispasat, and it is still further unlikely that its commitments pertaining to the Joint-Venture Agreement will be deliverable. Accordingly, CromSat, in January 2018 terminated the Joint-Venture, and returned the Series B Preferred Stock to the Company for return to treasury.

Despite the loss of our Hispasat contract, we still plan of finding a replacement provider for satellite delivery of internet and telecom to the Mexico region.

Business Plan

On the one hand we have formed a subsidiary of Cape Point Holdings Florida named Cape Point Telekom, Inc. that will subscribe the agreements with all the international and national telecommunications companies in charge of providing all technical infrastructure for the project, such as Teleport, Ground Station, Master Antenna, VSAT’s, Backbone and any other component needed for its technological deployment. We have also incorporated a Mexican entity named Cape Point Telekom, S.A. de C.V. to: a) acquire the MexicanTelecommunications Concession, in the understanding that the aforementioned permit is strictly needed for the delivery of broadband services, b) to acquire the satellite segment of 3,300MHz, c) subscribe all the necessary agreements with end users and d) commercialize all broadband services within Mexico.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
•	The date on which such issuer has, during the previous 3-year period, issued more than $1,070,000,000 in non-convertible debt; or
•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

The Offering

As of the date of this prospectus, we had 22,168,000 shares of common stock issued and outstanding.

The selling stockholders are offering up to 1,880,000 shares of common stock. Because we are not currently listed on any national securities exchange or the OTC Markets trading platform, the selling shareholders will offer their shares at $0.25 per share until such time as our shares are quoted on the OTC Bulletin Board. Thereafter, the selling stockholders will sell their shares at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $65,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from July 22, 2016 (Inception) to March 31, 2017. Our working capital as of March 31, 2017, was $235,252. As of March 31, 2017, we had cash on hand of $296,956.

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At March 31, 2017 Audited
Financial Summary

Cash	$296,956

Total Assets	$296,956

Total Liabilities	$61,704

Total Stockholders’ Equity	$235,252

Inception (July 22, 2016), through March 31, 2017 Audited
Statement of Operations

Revenue	$-0-

Total Expenses	$159,748

Net Loss for the Period	$159,748

Net Loss per Share	$(0.01)

RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements from inception until March 31, 2017, were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after March 31, 2017 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,070,000,000, if we issue more than $1,070,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If we are unable to retain our staff, our business and results of operations could be harmed.

Our ability to compete with other telecom companies, and develop our business is largely dependent on the services of Porfirio Sánchez-Talavera and Juan Carlos Garcia, our Chief Executive Officer and Secretary respectively, and other employees and contractors which assist them in management and operation of the business. If we are unable to retain Mr. Porfirio Sánchez-Talavera’s and Mr. Garcia’s’ services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mr. Porfirio Sánchez-Talavera and Mr. Garcia, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of either of their death, disability, or other inability to perform services for us.

We do not presently have a diversified revenue stream.

In January, 2018, CromSat terminated the Joint-Venture Agreement, which was the Company’s only source of revenue. Presently, the Company has no alternative source of revenue. The termination of our Joint-Venture Agreement has had a substantially adverse effect upon our operations and viability as a going concern and, consequently, investors could incur a complete loss of their investment in the Company.

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Technology changes rapidly in the telecommunications industry and if we fail to anticipate or successfully implement new technologies, our revenues will be negatively impacted.

Rapid technology changes in the telecommunications industry require us to anticipate, sometimes years in advance, which technologies we will implement and develop in order to be competitive. We must start our product and service development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, and negatively impact our revenues.

Our operations are primarily located in Mexico, and could impede our shareholders’ ability to enforce judgments against the company or its affiliates.

Though we are organized and domiciled under the laws of Florida, the Company’s primary operations and its assets will be located in Mexico. Moreover, certain of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the company or its affiliates, or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have also been advised by our corporate counsel that there is doubt as to the enforceability in Mexico of original actions, or in actions for enforcement of judgments of U.S. courts.

Foreign currency exchange rates and fluctuations in those rates may affect the Company’s ability to realize projected growth rates in its sales and earnings.

Because the Company’s financial statements are denominated in U.S. dollars and the Company’s revenues are derived from Mexico primarily, the Company’s results of operations and its ability to realize projected growth rates in sales and earnings could be adversely affected if the U.S. dollar strengthens significantly against foreign currencies.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other telecom related businesses. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in prices, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. We also compete with the major manufacturers. Our business could be adversely affected because of increased competition from these telecom companies.

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Current and future litigation could adversely affect us.

We are not currently involved in any legal proceedings. However, we may become involved in other legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our Management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Florida corporate law. Our Articles of Incorporation generally provide that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

Our share structure could impede a non-negotiated change of control of the Company.

Our Chief Executive Officer and Director Porfirio Sánchez-Talavera beneficially owns approximately 90.54% of the voting common shares of our company as of the date of this prospectus. Moreover, Mr. Sánchez-Talavera holds 80% of the total voting rights of all classes of capital stock by virtue of his beneficial ownership of our Series A Preferred Stock, and is able to vote together with holders of our common stock on all matters upon which our common stockholders may vote. Consequently, Mr. Sánchez-Talavera may unilaterally determine the election of our board of directors and, therefore, the direction of our business. Under our Articles of Incorporation, the vote of a majority of the shares outstanding is generally required to approve most shareholder actions. As a result, Mr. Sánchez-Talavera will be able to unilaterally control the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers or other significant corporate transactions. Shareholders should be aware that they may have limited ability to influence the outcome of any vote in the future.

Risks Relating To This Offering and Our Common Stock

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Holders holding 2,080,000 shares of common stock may resell their shares of Common stock through this prospectus. Should the selling stockholders decide to sell their shares at a price below the market price as quoted on OTC Markets, the price may continue to decline. A steep decline in the price of our common stock upon being quoted on OTC Markets would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	Our relatively small number of outstanding shares;
•	The lack of trading volume in our shares;
•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;
•	Variations in our operating results;
•	Any shortfall in revenue or any increase in losses from expected levels;
•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

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•	General economic trends and other external factors.

If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Markets, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Markets.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date of this prospectus, we had 22,168,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 77,842,000 shares of common stock and 1,999,800 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

selling stockholders

The selling stockholders may offer and sell, from time to time, any or all of the Common stock registered for resale hereunder. Because the selling stockholders may offer all or only some portion of the 1,880,000 shares of Common stock to be registered, we cannot estimate the amount or percentage of these shares of common stock that will be retained by the selling stockholders. However, we have assumed, for purposes of the table below that the selling stockholders will sell all of their shares of common stock.

9

The computation of ownership in the table below is not made pursuant to the beneficial ownership rules of the Commission under “Security Ownership of Certain Beneficial Owners and Management” on page 17, but is instead based solely upon the name of the titled holder of such shares as at May 15, 2018, the most recent practicable date. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

				Number of
				Common
				Shares	Percentage
				held after	held after
				Offering	offering
				assuming	assuming
				all	all
	Number		Number of	Common	Common
	Of Common	Percentage	Common	Shares	Shares
	Shares Held	owned before	Shares	being	being
	before the	The	Being	registered	registered
Name of Beneficial Holder	Offering	Offering(1)	Offered	are Sold(2)	are sold(2)
ROB BINKLEY	10,000	0.05%	10,000	0	0.00%
LEON ELSTER	200,000	0.90%	200,000	0	0.00%
SCOTT EPPINGA	10,000	0.05%	10,000	0	0.00%
KYLE GERBER	100,000	0.45%	100,000	0	0.00%
SAM GERBER& MARY JO GERBER JT TEN	100,000	0.45%	100,000	0	0.00%
JACK GIAN	920,000	4.15%	920,000	0	0.00%
MATTHEW GIAN& ERIN GIAN JT TEN	80,000	0.36%	80,000	0	0.00%
GUBIN FAMILY TRUST STEVE GUBIN TTEE	10,000	0.05%	10,000	0	0.00%
GREG JEWETT	10,000	0.05%	10,000	0	0.00%
LAHR FAMILY TRUST LANNY B LAHR TTEE	10,000	0.05%	10,000	0	0.00%
PARADISE WIRE AND CABLE	100,000	0.45%	100,000	0	0.00%
LAWRENCE SUCHAROW	10,000	0.05%	10,000	0	0.00%
TSS INVESTMENT TRUST TYLER STONE TTEE	10,000	0.05%	10,000	0	0.00%
ERIC WEINBRENNER	10,000	0.05%	10,000	0	0.00%
JOHN D. THOMAS, P.C.	300,000	1.35%	300,000	0	0.00%

Total	1,880,000	8.48%	1,880,000	0	0.00%

(1) For each selling stockholder, the number of shares of common stock and percentage of ownership is based upon 22,168,000 shares issued and outstanding as of August 15, 2017. As of such date there are an aggregate of 790,000 warrants issued and outstanding to the selling stockholders and are not being registered hereunder. Other than these warrants, there no shares of common stock subject to options, warrants, and/or conversion rights held directly by the selling stockholders that are currently exercisable or exercisable within 60 days. The table above attributes ownership to the named holder of the common stock and to no other person. The table also assumes that each selling stockholder will sell all of his, her, or its shares in the offering.

(2) Assuming that all 1,880,000 shares registered are sold.

Holders of Record

We have 19 shareholders of record.

10

Offers and Sales of Securities

		Total
	Price	Consideration	Number
	Per	Paid by	of Shares	Payment	Offer	Sale
Name	Share Paid	Shareholder	Purchased	Method	Date	Date
ROB BINKLEY	$.25	$2,500	10,000	Check	02/15/2017	02/24/2017
LEON ELSTER	$.25	$50,000	200,000	Check	01/05/2017	01/05/2017
SCOTT EPPINGA	$.25	$2,500	10,000	Check	03/23/2017	03/23/2017
KYLE GERBER	$.25	$25,000	100,000	Check	01/17/2017	01/26/2017
SAM GERBER& MARY JO GERBER JT TEN	$.25	$25,000	100,000	Check	01/17/2017	01/30/2017
JACK GIAN	$.25	$230,000	920,000	Check	12/14/2017	12/14/2017
MATTHEW GIAN& ERIN GIAN JT TEN	$.25	$20,000	80,000	Check	01/25/2017	01/25/2017
GUBIN FAMILY TRUST STEVE GUBIN TTEE	$.25	$2,500	10,000	Check	02/15/2017	02/24/2017
GREG JEWETT	$.25	$2,500	10,000	Check	02/16/2017	02/24/2017
LAHR FAMILY TRUST LANNY B LAHR TTEE	$.25	$2,500	10,000	Check	02/17/2017	02/17/2017
PARADISE WIRE AND CABLE	$.25	$25,000	100,000	Check	02/11/2017	02/23/2017
LAWRENCE SUCHAROW	$.25	$2,500	10,000	Check	02/08/2017	02/23/2017
TSS INVESTMENT TRUST TYLER STONE TTEE	$.25	$2,500	10,000	Check	02/17/2017	02/23/2017
ERIC WEINBRENNER	$.25	$2,500	10,000	Check	02/15/2017	02/24/2017
JOHN D. THOMAS, P.C.	$.25	$75,000	300,000	Services	08/08/2016	04/28/2017
Total		$470,000	1,880,000

Our selling stockholders hold an aggregate of 1,880,000 shares of common stock. As reflected in the chart above from our inception on July 22, 2016, to present, we sold 1,580,000 common shares for cash consideration of $395,000 and issued 300,000 common shares for services to the selling stockholders. We are registering all 1,580,000 common shares sold for cash consideration and 300,000 common shares issued for services. We are not registering common shares held by our officers, directors, or affiliates.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•	Each investor had a pre-existing relationship with our Chief Executive Officer, Porfirio Sánchez-Talavera or our Secretary, Juan Carlos Garcia at the time of the offer and sale.
•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

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The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,880,000 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

12

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets.

The OTC Markets is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company.

 Although we anticipate listing on the OTC Markets will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Although it is not certain that we will be approved to trade on the OTC Markets, it is likely that we will receive approval after we file our 15c2-11 with FINRA. The Company plans to make this 15c2-11 filing following the effective date of this registration statement. We must have a broker submit our filing as well as have at least 35 shareholders to qualify as a public company. It is possible that other factors may delay the process of trading on OTC Markets that are unforeseen. We believe that it is highly likely that we will be trading on the OTC Markets trading platform following our 15c2-11 filing with FINRA.

13

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Board of Directors

Our board of directors consists of the following individuals:

Name and Year First Elected Director(1)	Age	Background Information
Porfirio Sánchez-Talavera (2016)	29

Porfirio Sánchez-Talavera became our Chief Executive Officer and Chairman on July 22, 2016. In addition to his role as an officer and director of the Company, Mr. Porfirio Sánchez-Talavera is presently a Senior Advisor to GrupoVelatia, an international industrial and technology group based in Bilbao, Spain, which operates in the electrical, electronics, communication, security and aerospace sectors. Mr. Porfirio Sánchez-Talavera has served in this capacity since June, 2011. Mr. Porfirio Sánchez-Talavera is also presently Senior Advisor of International Operations to EuskalIrratiTelebista, also based in Bilbao Spain. EiTB was the first telecom group in the Spanish Basque Country. The EITB group is also the leading media group in the Basque Country with five television channels and five radio stations. Running since 1982, EiTB has established itself as a major media organization, connecting with more than a million people every day. Mr. Porfirio Sánchez-Talavera has served as a Senior Advisor of EiTB since June, 2011. Mr. Porfirio Sánchez-Talavera from January, 2011, to December, 2013, served as the Assistant Vice-President for Mexico and Madrid for Haai Capital Corp., a Florida based international investment and advisory company. Mr. Porfirio Sánchez-Talavera is a graduate of EscuelaBancaria y Comercial (Mexico City), and the IPADE Business School (Mexico City) with a Certificate in Top Management for Private Equity companies.

Juan Carlos Garcia (2016)	44

Juan Carlos Garcia became a member of the Board of Directors on July 22, 2016, and Secretary of the Company on September 14, 2016. In addition to his roles as Secretary and a director of the Company, Mr. Garcia is presently the Chief Financial Officer & Acting Business Development Director of TCB PAY LTD., a provider of integrated payment solutions to small and medium-sized businesses world-wide. Mr. Garcia has served in this capacity since June, 2015. Mr. Garcia is also presently a co-founder and President of NCUBO Capital, LLC, a provider of disbursement solutions for banking networks, closed-loop electronic payment networks, and merchant retail networks. Mr. Garcia has served in this capacity since August, 2010. From January 2011 until February 2015, Mr. Garcia was the Vice-President of Business Development and a co-founder of CorpoRed, a technology solutions company that allows you to sell products and services electronically, without a credit card, handling all operations by bank deposits. Mr. Garcia graduated from Anahuac University with a CPA (1997) and a Masters in Finance (1998).

14

Benjamin Haguel (2016)	38

Benjamin Haguel became a member of the Board of Directors on July 22, 2016. In addition to his role as a director of the Company, Mr. Haguel is presently the Chief Executive Officer and co-founder of TCB PAY LTD., a provider of integrated payment solutions to small and medium-sized businesses world-wide. Mr. Haguel has served in this capacity since September, 2014. Mr. Haguel is also presently the Chief Executive officer of Taking Care of Business, LLC, a privately held investment company investing in the banking and technology industries. Mr. Haguel has served in this capacity since August, 2013. From June, 2013 to September, 2014, Mr. Haguel co-founded and managed Suite Pay, an independent payment solutions provider specializing in global commerce. Mr. Haguel holds a Master's degree in Law from the La Sorbone School of Law in Paris, France.

(1) The business address of our directors is Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, CP 11560

México, Ciudad de México

Director Independence

No member of our Board of Directors is considered an “independent director” as such term is defined in the published listing requirements of the New York Stock Exchange.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent since inception, the Board held no in-person meetings.

We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

15

Executive Officers

Porfirio Sánchez-Talavera and Juan Carlos Garcia are our executive officers, serving as Chief Executive Officer and Secretary respectively. Mssrs. Sánchez-Talavera and Garcia’s business background is as follows:

Name and Year First Appointed as Executive Officer	Age	Background Information
Porfirio Sánchez-Talavera (2016)	29

Porfirio Sánchez-Talavera became our Chief Executive Officer and Chairman on July 22, 2016. In addition to his role as an officer and director of the Company, Mr. Porfirio Sánchez-Talavera is presently a Senior Advisor to GrupoVelatia, an international industrial and technology group based in Bilbao, Spain, which operates in the electrical, electronics, communication, security and aerospace sectors. Mr. Porfirio Sánchez-Talavera has served in this capacity since June, 2011. Mr. Porfirio Sánchez-Talavera is also presently Senior Advisor of International Operations to EuskalIrratiTelebista, also based in Bilbao Spain. EiTB was the first telecom group in the Spanish Basque Country. The EITB group is also the leading media group in the Basque Country with five television channels and five radio stations. Running since 1982, EiTB has established itself as a major media organization, connecting with more than a million people every day. Mr. Porfirio Sánchez-Talavera has served as a Senior Advisor of EiTB since June, 2011. Mr. Porfirio Sánchez-Talavera from January, 2011, to December, 2013, served as the Assistant Vice-President for Mexico and Madrid for Haai Capital Corp., a Florida based international investment and advisory company. Mr. Porfirio Sánchez-Talavera is a graduate of EscuelaBancaria y Comercial (Mexico City), and the IPADE Business School (Mexico City) with a Certificate in Top Management for Private Equity companies.

Juan Carlos Garcia (2016)	44

Juan Carlos Garcia became a member of the Board of Directors on July 22, 2016, and Secretary of the Company on September 14, 2016. In addition to his roles as Secretary and a director of the Company, Mr. Garcia is presently the Chief Financial Officer & Acting Business Development Director of TCB PAY LTD., a provider of integrated payment solutions to small and medium-sized businesses world-wide. Mr. Garcia has served in this capacity since June, 2015. Mr. Garcia is also presently a co-founder and President of NCUBO Capital, LLC, a provider of disbursement solutions for banking networks, closed-loop electronic payment networks, and merchant retail networks. Mr. Garcia has served in this capacity since August, 2010. From January 2011 until February 2015, Mr. Garcia was the Vice-President of Business Development and a co-founder of Corpo Red, a technology solutions company that allows you to sell products and services electronically, without a credit card, handling all operations by bank deposits. Mr. Garcia graduated from Anahuac University with a CPA (1997) and a Masters in Finance (1998).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the formation of the Company, an entity controlled by Porfirio Sánchez-Talavera, our Chief Executive Officer and Director, was issued 20,000,000 shares of common stock and 200 shares of Series A Preferred Stock of the Company. Mr. Sánchez-Talavera beneficially acquired the shares of our capital stock in exchange for a nominal sum.

The shares so acquired are set forth under SECURITY OWNERSHIP below. Because our Series A Preferred Stock contains disproportionate voting rights, Mr. Sánchez-Talavera will have the ability to control the election of our Board and the direction of the Company. Non-affiliate shareholders will not, therefore, be able to individually or collectively determine the composition of our Board or approve any material transaction requiring the consent of our equity holders, without the consent of Mr. Sánchez-Talavera.

16

On May 5, 2017, the Company issued 288,000 shares of restricted common stock that were previously authorized but were heretofore unissued to 4 members of its Board of Directors for services rendered as a director of the Company. On the date of the grant, the shares were valued at $.25 per share.

Family Relationships and Other Matters

There are no family relationships between any of our shareholders and our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, CP 11560, México, Ciudad de México

Name of Beneficial Owner	Number of Common Shares Currently Owned(1)	Percentage of Common Shares Prior to the Offering(2)	Percentage of Common Shares After Offering(3)	Number of Series A Preferred Shares Currently Owned(1)	Percentage of Series A Prior to the Offering(2)	Percentage of Series A After Offering(3)	Number of Series B Preferred Shares Currently Owned(1)	Percentage of Series B Prior to the Offering(2)	Percentage of Series B After Offering(3)	Total Voting Power Prior to the Offering All Classes(4)	Total Voting Power After Offering All Classes (5)
Porfirio Sánchez-Talavera(6)	20,072,000	90.54%	90.54%	200	100%	90.54%	0	*	*	98.11%	98.11%
Juan Carlos García(7)	72,000	*	*	0	*	*	0	*	*	*	*
Benjamin Haguel(8)	72,000	*	*	0	*	*	0	*	*	*	*
EloyCarabiasPalmeiro(9)	72,000	*	*	0	*	*	0	*	*	*	*
Hispasat - CromSat Obligor(10)	0	*	*	0	*	*	0	*	0	*	*
Investors Participating in this Offering(11)	1,880,000	8.48%	8.48%	0	*	*	0	*	*	*	1.7%
Officers & Directors as a Group (3 Persons)	20,216,000	91.19%	91.19%	200	100%	*	0	*	*	98.24%	98.24%

* - less than one percent.

(1)       The calculation of the number of shares beneficially owned by each person in the table above is based upon the number of shares, options, warrants, and other instruments convertible into shares of the so referenced class that are currently convertible/exercisable or are convertible/exercisable within the next 60 days, which are held directly by such person or through one or more intermediaries.

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(2)       The calculation of percentage ownership of each person in the table above prior to the Offering is based upon the number of shares of the so referenced class beneficially owned by such person, together with any options, warrants, notes or other instruments held by such person which are presently convertible/exercisable into the so referenced class or convertible/exercisable within the next 60 days, divided by the sum of: (i) the total number of outstanding shares of the so referenced class, and (ii) any such convertible securities held by such person.

(3)        The calculation of percentage ownership of each person in the table above after completion of the offering is based upon the number of shares of the so referenced class beneficially owned by such person, together with any options, warrants, notes or other instruments held by such person which are presently convertible/exercisable into the so referenced class or convertible/exercisable within the next 60 days, divided by the sum of: (i) the total number of outstanding shares of the so referenced class of the Company following completion of the Offering, and (ii) any such convertible securities held by such person.

(4)       The calculation of total voting percentage for all classes of each person in the table above prior to the Offering is based upon the number of shares of all classes of capital stock of the Company beneficially owned by such person, together with any options, warrants, notes or other instruments held by such person which are presently convertible/exercisable into any class of capital stock of the Company or convertible/exercisable within the next 60 days multiplied by the number of votes per share of their respective class, divided by the sum of: (i) the total combined number of votes for all classes of capital stock of the Company, and (ii) any such convertible securities held by such person.

(5)       The calculation of total voting percentage for all classes of each person in the table above after the Offering is based upon the number of shares of all classes of capital stock of the Company beneficially owned by such person, together with any options, warrants, notes or other instruments held by such person which are presently convertible/exercisable into any class of capital stock of the Company or convertible/exercisable within the next 60 days multiplied by the number of votes per share of their respective class, divided by the sum of: (i) the total combined number of votes for all classes of capital stock of the Company, and (ii) any such convertible securities held by such person.

(6)       Chief Executive Officer, Chairman and Founding Shareholder. Includes 20,072,000 shares of common stock held directly by Mr. Sánchez-Talavera, 200 shares of Series “A” Preferred Stock held by Mr. Sánchez-Talavera.

(7)       Secretary and Director. Includes 72,000 shares of common stock held directly.

(8)       Non-executive Director. Includes 72,000 shares of common stock held directly.

(9)       Former Director. Includes 72,000 shares of common stock held directly.

(10)    Former holder of 8,000,000 shares of Series “B” Preferred Stock returned to treasury pursuant to the cancellation of that certain Joint-Venture Agreement between the Company and Cromsat.

(11)    Includes 1,880,000 shares currently held by the Investors participating in this Offering, which amount constitutes 8.48% of the 22,168,000 shares of common stock issued and outstanding. As further clarification, these shareholders hold the same number of shares prior to this "Offering" as they will hold after this "Offering" is registered with the Securities and Exchange Commission. The selling stockholders do not hold any convertible securities, warrants or options.

We are not registering shares held by our officers and directors.

The chart above is based upon 22,168,000 shares issued and outstanding before the offering and 22,168,000 shares issued and outstanding after the offering. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

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DESCRIPTION OF Securities

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock. As of the date of this prospectus there are 22,168,000 shares of our common stock issued and outstanding, 19 stockholders of record, and 200 shares of our authorized 10,000,000 shares of preferred stock issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

Series A Preferred Stock

Our charter authorizes us to issue up to 10,000,000 shares of preferred stock. We have designated 200 of the Company’s authorized 10,000,000 shares of preferred stock as Series A Preferred Stock, par value $0.001 per share. All 200 shares of our Series A Preferred Stock are issued and outstanding. Though the shares of Series A Preferred Stock are not convertible into common stock, and carry no dividend, distribution, or liquidation rights, the aggregate of all of the issued and outstanding shares of Series A Preferred Stock hold four (4) times the votes of all other classes of capital stock, and are entitled to vote together with our common stock on all matters. Consequently, the holder of all 200 issued and outstanding Series A Preferred Shares, our Chief Executive Officer, Porfirio Sánchez-Talavera, is able to unilaterally control the election of our board of directors and, ultimately, the direction of our Company.

Series B Preferred Stock

Of the 10,000,000 shares of preferred stock authorized by our charter, we have designated 8,000,000 of the Company’s as Series B Preferred Stock, par value $0.001 per share. Currently, there are 0 shares of Series B Preferred Stock issued and outstanding. Series B Preferred Shares when issued will have the following rights, preferences and designation:

(i)                 Share of Series B Preferred Stock shall not have voting rights.

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(ii)                 In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of Series B Preferred Stock shall be entitled to receive, on an as converted basis, prior and in preference to the holders of the Corporation’s common stock, an amount per share equal to the value attributed to the Series B Preferred Stock.

(iii)              The Series B Preferred Stock shall have a stated value of $5.00 per share;

(iv)               Shall entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation only upon conversion into common stock; and

(v)                 Shares of Series B Preferred Stock shall be convertible on the conversion date at an amount equal to the previous day’s closing price of the Corporation’s common stock as reported by OTC Markets, NASDAQ, or NYSE, as applicable; any such shares will convert into fully paid and non-assessable shares of common stock.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. The Florida Control Shares Acquisition Act (UCSAA) applies to “control shares” of an “issuing public corporation.” The UCSAA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.
•	1/3 or more but less than a majority of all voting power.
•	A majority or more of all voting power.

(Florida Code § 61-6-2(1).)

The UCSAA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the state of Florida and that has all of the following:

•	100 or more shareholders.
•	Its principal place of business, its principal office, or substantial assets in the state of Florida.
•	Either:
•	more than 10% of its shareholders residing in the state of Florida;
•	more than 10% of its shares owned by Florida residents; or
•	10,000 shareholders residing in the state of Florida.

(Florida Code § 61-6-5.)

Any person who proposes to make or has made a control share acquisition (as defined in the UCSAA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any group of which the person belongs to.
•	A statement that the acquisition statement is given under the UCSAA.
•	The number of shares of the public corporation owned by the acquiring person and each other member of the group.
•	The range of voting power under which the control share acquisition falls, if completed.
•	If the control share acquisition has not taken place:
•	a description in reasonable detail of the proposed control share acquisition; and
•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

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(UCSAA § 61-6-7.)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (UCSAA § 61-6-10.)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (UCSAA § 61-6-6.)

INTEREST OF NAMED EXPERTS

The financial statements for the period July 22, 2016 (inception) to March 31, 2017, included in this prospectus have been audited by Michael T. Studer CPA P.C., independent registered public accounting firm, to the extent and for the period set forth in their report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas, P.C. John D. Thomas, the principal of John D. Thomas, P.C. owns 300,000 shares of our common stock, which are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We were incorporated in the state of Florida on July 22, 2016, to build and operate a new satellite fleet to deliver broadband services within Mexico. We are building strategic alliances on revenue share basis and a partnership network with leading retail, internet and telecom companies around the world in order to boost the industry development in the Americas through Ka-Band and further cutting-edge technologies. Our focus is to reduce costs and improve bandwidth to current satellite commercial market customers and to deliver the best bandwidth to consumers without internet access, at reasonable retail prices, all of it with high-throughput satellite technology and hybrid networks(Cellular and fiber).

The new generation of High-throughput satellite technology ("HTS") will reduce or eliminate the lack of communications and internet access. It will offer more affordable prices than current cable or cellular providers in similar conditions, reaching new internet markets as in flight entertainment or isolated tribal communities, among others.

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In order to accomplish our objective we have developed a corporate structure that allow us to seek for specific purposes, in one hand we have Cape Point Holdings Florida subsidiary named Cape Point Telekom, Inc. that will subscribe the agreements with all the international and national telecommunications companies in charge of providing all technical infrastructure for the project, such as Teleport, Ground Station, Master Antenna, VSAT’s, Backbone and any other component needed for its technological deployment. In the other hand, we have incorporated a Mexican entity named Cape Point Telekom, S.A. de C.V. to: a) acquire the MexicanTelecommunications Concession, in the understanding that the aforementioned permit is strictly needed for the delivery of broadband services, b) to acquire the satellite segment of 3,300MHz, c) subscribe all the necessary agreements with end users and d) commercialize all broadband services within Mexico.

Our principal executive office is located at Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, CP 11560, México, Ciudad de México, and our telephone number is +5255 70980527. Information contained in, or accessible through, our website does not constitute part of this prospectus.

On March 15, 2017, through our 99% owned subsidiary Cape Point Telekom SociedadAnonima de Capital Variable (“Telekom Mexico”), we entered into a Joint Venture Agreement (the “Joint-Venture Agreement”) with CromSat Corp. (“CromSat”), a Florida corporation. Pursuant to the terms of the Joint-Venture Agreement, the Company planned to work with CromSat to acquire its 3,300 Mhz satellite capacity in exchange for 8,000,000 shares of Series B Preferred Stock of the Company. However, in August 2017, Cromsat Corp. received a notice of termination of its Ka-Band Satellite Capacity Lease Agreement, dated September 24, 2013 (the “Satellite Lease Agreement”) with Hispasat. The notice received from Hispasat alleges a breach of the Satellite Lease Agreement due to CromSat’s failure to convert the aforementioned Series B Preferred Stock of the Company, which was issued in the name of CromSat, but provided to Hispasat as a guarantee of CromSat’s performance under the Satellite Lease Agreement, into common stock of the Company quoted on a public exchange (the “Conversion”). CromSat disputes Hispasat’s assertions regarding the timing on the Conversion and has filed suit against Hispasat and its individual principals in the Tribunal Superior de Justicia de la Ciudad de México to enforce its rights under the Satellite Lease Agreement. However, CromSat believes that it is unlikely it will prevail in its lawsuit against Hispasat, and it is still further unlikely that its commitments pertaining to the Joint-Venture Agreement will be deliverable. Accordingly, CromSat, on January 31, 2018 terminated the Joint-Venture, and returned the Series B Preferred Stock to the Company for return to treasury.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since our inception on July 22, 2016, through the period ended March 31, 2017, we raised an aggregate of $395,000 from the sale of our common stock. Since our inception through March 31, 2017, we generated revenue of $-0-. From July 22, 2016 (inception) to March 31, 2017, we had a net loss of $159,748.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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Our Organizational Structure

Cape Point Holdings, Inc. operates through its subsidiaries, Cape Point Telekom, Inc., a Florida corporation and Cape Point Telekom S.A. de C.V., a Mexican company. Our Corporate structure is detailed below:

Our Business Model

Our business model offers a variety of broadband services for end-users, such as Voice over IP (VOIP), direct-to-home television (DTH), online streaming, over-the-top (OTT) contents & apps, moving vehicles (aircraft, oil platforms, sea going vessels, drones, trains and cars), cellular backhaul and smartphones.

We plan to develop a “partnership network” through revenue sharing agreements in Mexico with satellite operators, telecomm companies, financial institutions and major retailers in order to deploy our capacity through residential, commercial, corporate and government markets.

•	By 2020, internet access is expected to grow to 83% in Mexico.
•	With our current capacity we are able to reach up to 150 thousand households.
•	This increase is principally due to the use and deployment of Ka Band.
•	In fact, once Ka HTS becomes available, we estimate almost all of the current Ku demand will be upgraded to Ka either with lower ARPU or more Bandwidth.
•	Amazonas-5 is going to be launched in 3Q-17 with a payload of ~7Gbps with 7 user spot beams over Mexican territory

The graphic above provides general information on the current telecommunications market in Mexico, and it is not intended to provide information or in any manner represent our current market penetration. The electronic source is the following: Federal Telecommunications Institute, webpage, 1Q-2017 Report, http://www.ift.org.mx/sites/default/files/contenidogeneral/transparencia/ita12017.pdf

The Company has current plans to have full coverage across Mexico with two satellites by 2020, plus a hybrid fiber and cellular network in alliance with local operators.

We incur a variety of fixed and variable costs associated with our operations, including personnel related costs, rent and facilities-related costs (including telecommunications and information technology usage), travel costs, administration and compliance costs, accounting and bookkeeping costs, and legal fees, and indemnification of any claims made against our officers and directors and/or affiliates of the Company in connection with their duties on behalf of the Company.

Our Revenue Model

Cape Point intends to sell 3.3GHz of Ka Band satellite capacity (which equates to more than 7 Gbps) over Mexico, and wants to partner with telecommunication companies in Mexico to offer Internet satellite access through virtual network operators (“VNO”) and end users (retail). Cape Point has developed a business model in joint venture and revenue share which is unusual in the satellite industry, with the objective of creating a strong partnership among operators, vendors, retailers and VNO’s to offer internet access in Ka Band to end users. Our business and financial model allows us to accomplish it at competitive prices, with microcredits for the end user.

MARKET SEGMENTATION

Different ways to approach the customers

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MARKET SIZE

Large unserved population without access to ADSL.

•	Mexico has more than 122 million habitants (2014).
•	As of 2014, only 57% of the population had Internet Access.
•	Penetration of broadband services is expected to grow up to 83% of the population in 2020.
•	The average Mexican house hold expends US$520 per year in Telecom services.
•	AMZ-5’S footprint reaches up to 76% of Mexican population and could serve up to ~150k residential users.

AMZ-5’s footprint reaches up to 76% of Mexican population and could serve up to ~150k residential users.

The graphic above provides general information on the current telecommunications market in Mexico, and it is not intended to provide information or in any manner represents our current market penetration. The electronic source is the following: Federal Telecommunications Institute, webpage, 1Q-2017 Report, http://www.ift.org.mx/sites/default/files/contenidogeneral/transparencia/ita12017.pdf

MARKET COMPARISON

This table shows the prices in the market for broadband using kuband, our purpose is to innovate the Mexican market with ka band. Our product could be sold for a fraction of current Ku prices.

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With current AMZ-5 capacity, Cape Point Holdings could reach up to ~150 thousand users with target ARPU per month of ~US$40/month and ~US$200 equipment.

Forward	Return	Quota	CIR FWD (Kbps)	Tentative users
6 Mb	1.5 Mb	12 GB	30.00	144,947
6 Mb	1.5 Mb	18 GB	33.00	131,767
12 Mb	3.0 Mb	12 GB	30.00	144,947

MARKET OVERVIEW

In the context of recent slowdown of the Latin-American economy, we believe that Mexico will lead economic growth and stability within the region, being one of the countries with less debt and with more foreign income via exports and remittances.

During 2015, Latin America entered into recession for the first time since the global financial crisis hit the region in 2009 with an expected GDP contraction of 0.3%. The regions lackluster performance was mainly the result of a deep contraction in the Brazilian economy, which is expected to have decreased 3.6%. In addition, crisis hit Venezuela with its worst economic recession in many years, with GDP likely plunging 8.2%.

Despite the regional recession, Mexican GDP firmed up in Q3 2015 and was supported by strong momentum in domestic demand. Mexico’s economy increased 2.6% year-on-year as it benefited from still healthy dynamics in private consumption and strong growth in exports of goods and services. More recent data suggest that private consumption continued to fuel economic growth in 2016, buoyed by ongoing gains in employment and remittances in November and increased consumer confidence in December 2015.

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For 2017, the Mexican economy is expected to accelerate further and expand 3.2%.

The telecom sector continues to be at the epicenter of growth, innovation, and disruption more than any other industry. Mobile devices and related broadband connectivity continue to be more and more embedded in the fabric of society today and they are key in driving the momentum around some key trends such as video streaming, social networks or mobile payments and other new tech services and devices.

Exede and Hughes Net had proven a successful business model in the US thanks to Ka-Band deployment (exede.com & hughesnet.com). Our vision is to bring such models to Mexico.

Mexican telecom companies are looking to expand. We expect to see a continued increase in alliances and partnerships which can help bring a variety of requisite capabilities and speed time-to-market. For example, integration with key players in industries such as retail, aviation, mobility, automotive, or healthcare is a way for carriers to expand their business, and do so in a way that is timely and less risky. Companies can avoid having to invest significant resources and time to develop these core capabilities themselves, each leveraging their natural strengths.

There also remains opportunity for cross-sector M&A (e.g. telecom + media, telecom + tech), as well as M&A in other vertical industries as a way to pursue these complex solutions.

Relevant transactions (Sectorial momentum in Mexico)

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AT&T closed the acquisition of DirecTV during the summer of 2015, and is on track to deliver at least $2.5 billion in annual synergies by 2018, according to company Chairman and CEO Randall Stephenson.

As AT&T further grafts DirecTV products into its service offerings, Stephenson said satellite would shape the company into a more comprehensive telecommunications provider.

“We can now deliver the best entertainment packages over traditional linear TV or streamed over the Internet to essentially any mobile device,” Stephenson said.

“We are seeing an increase in satellite customers in our wireline footprint bundling broadband with their video service, Stephenson said, adding that sales of satellite and broadband services together increased by 60 percent from the end of the third quarter this year. “It’s still early, but we see a lot more opportunity to use video to drive sales and lower churn for all of our services”, he added.

Due to the projected industry growth, a significant number of start-ups are getting into satellite and broadband services. However, most lack the relationships, experience and resources to be successful. We believe that CPH has the relationships, experience, and resources to do just that.

Employees and Consultants

We have 2 employees who are also officers and directors. Our Chief Executive Officer and Director, Porfirio Sánchez-Talavera oversees our day to day operations and product development. Our Secretary and Director Juan Carlos Garcia, oversees our financial matters.

None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and independent contractors.

We intend to hire additional employees and independent contractors on an as needed basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our principal executive offices are located at Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, Ciudad de México, México, C.P. in an 11,560 square foot office in Mexico City, Mexico, a portion of which is subleased to the Company on a month-to-month basis. Following the completion of this Offering, we intend to find an alternative office facility and enter a long-term office lease at prevailing market rates.

Government Regulation

Due to reforms made in 2014 and in still in effect, foreign investment in the Mexican telecommunications industry has increased significantly. Cape Point Holdings, Inc., a Florida corporation (the “Company”) through its subsidiary Cape Point Telekom, S.A. de C.V. (“Cape Point Mexico”) shall require from the Federal Telecommunications Institute (“IFT or Ifetel”) its approval for a Unique Commercial Permit (ConcesiónÚnica) classified as “A” type, meaning that the aforementioned Permit will allow Cape Point Mexico to use commercially the Federal telecommunications frequency to provide its broadband services in Ka Band within Mexico.

The Unique Commercial Permit is an administrative act by which Federal Institute of Telecommunications delivers the right to provide conjunctively all type of public telecommunications and broadcasting services. To have access to it, Cape Point Mexico has already sent its corporate, financial, commercial and due diligence information to the Institute, it has already review it for a period of (60) sixty business days and afterwards it had a meeting with the Ministry of Telecommunications and Transportation to notify and give a definitive resolution to Cape Point Mexico.

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To maintain the Unique Commercial Permit, the Company will have 15 years to implement its commercial, technical and administrative plan to deliver satellite broadband. If the Company is successful in delivering quality public services continuously, efficiently and without violation of the Commercial Practices Code, the Company’s Unique Commercial Permit can be approved for a maximum of 30 years under the Federal Telecommunications and Broadcasting Law of Mexico.

The IFT is fully independent. Rather than operating within the Communications and Transportation Ministry and thus subject to political pressure, the IFT is now a fully independent agency, both legally (constitutionally) and financially. Its commissioners are selected through a three- step process designed to maximize technical knowledge and abilities.

The IFT is now the sole regulator for the entire telecom sector, pay TV, open TV, radio, Internet, fixed-line and cellular phone services. The only exception is the power to regulate TV and radio content rules, which are under the authority of the Homeland Ministry.

It is worth noting that the legislation does not clearly define what “substantial market power” means in practice but instead gives the IFT full authority to determine this on a case-by-case basis. As a result, the validity of IFT rulings identifying an actor as possessing such market are definitive and biding to all the telecommunications and broadcasting enterprises.

The new rules regulating the operations of telecom firms fall into two categories: Those designed to reduce prices and improve quality directly (benefiting business as well as individual consumers) and those designed to do this indirectly by increasing competition in the sector.

To encourage competition, and to specifically promote foreign investment, for the first time foreign firms will be allowed to own up to 100 percent in fixed telecom firms (telephone and Internet) and up to 49 percent in open TV and radio.

Due to recent reforms in Mexico, the Company will not be limited in its ability to fund its Mexico operations. However, The Company’s financial statements are denominated in U.S. dollars and the Company’s revenues are derived from Mexico primarily. In the normal operations of its business, the Company will be required to exchange US dollars for Mexican Pesos, and the reverse. In the event of a substantive adjustment in the exchange rate of the US dollar and Mexican Peso, the Company’s results of operations and its ability to realize projected growth rates in sales and earnings could be adversely affected.

Government Programs in Mexico

The Mexican government has an important role in the recent telecommunications reform, that has provided to Mexican population more connectivity and internet access. Mexican government has implemented several programs to support the telecommunications sector, a variety of new players are willing to participate in these programs in order to acquire greater capacity and to deliver broadband to places, corporations and people that nowadays does not have internet service.

México Conectado (Connected Mexico)

This program has the objective to provide wide and free broadband access to schools, universities, hospitals, clinics, libraries, community centers and other public places to decrease digital gap, improving public services coverage and quality, and saving public resources too. The program intends to connect 5 million of the population through 100 sites by ground and satellite networks (Network 23 and satellite network 11k).

By centralizing the acquisition of internet service for thousands of sites and public places, the project gets lower prices for Municipalities, Federal Entities and agencies of the Federal Public Administration and thereby generates significant savings of public resources.

The project builds the infrastructure of other sectors, the existing technological resources and previous investments in order to minimize connectivity costs incurred by the Federal Government.

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Red Compartida y Troncal

Its principal objective is to provide internet and cellular mobile backhaul at lower prices and better quality to Mexico hence to a space of 700Mhz that has been released over Mexico. The “Red Compartida y Troncal” is divided in the following way:

Red Compartida

It covers a 98% of the population in urban, semi-urban and rural areas app. (90Mhz. – 700Mhz.), the investment will be of 10M MXN for 10 years from its operation commencement on 2018.

Red Troncal

Coverture of 100% that includes the coverage of “Red Compartida” and an additional percentage of satellite networks intended for rural areas.

Environmental Matters

The services that we market and sell are subject to environmental laws and regulations in the jurisdictions in which they are installed and operated. The offering of these services generally require governmental permits and approvals be obtained prior to the offering of these services. We expect to incur various costs in the ordinary course of business to help our partners comply with these laws, regulations and permit requirements. It is possible that, as the size of our customer base grows, we or our strategic partners may become subject to new or modified regulatory regimes that may impose unanticipated requirements on our business as a whole that were not anticipated. Any such requirements could require us to incur materially higher costs which could have a material adverse impact on our financial performance or results of operations.

Patents and Trademarks

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Competitive Business Conditions

The telecom industry is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of products and services, functionality, performance, reliability, customer service and support and marketing efforts. Many of the Company’s existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of products and services. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

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Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

We do not anticipate a fluctuation for demand of our products affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on July 22, 2016, to build and operate a new satellite fleet to deliver broadband services within Mexico. We have generated only minimal revenues from business operations from a related party. Our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

Results of Operations

From our inception on July 22, 2016, through the period ended March 31, 2017, our business operations have primarily been focused on developing our business plan, and building strategic alliances on a revenue share basis and a partnership network with leading retail, internet and telecom companies around the world in order to boost the industry development in the Americas through Ka-Band and further cutting-edge technologies.

From inception on July 22, 2016, through the period ended March 31, 2017, we incurred expenses of approximately $159,748 on costs and expenses. Consulting fees of $98,125 were paid for the negotiation of our contracts for software leases, hardware for future installation equipment per satellite customer, and relationship management with Hispasat, our future satellite leasing provider. Professional fees of $36,250 consisted of legal and accounting fees associated with the startup of the Company as well as the costs associated with the preparation of this Form S-1. Travel expenses of $23,873 have included meeting with vendors in Florida and California from our headquarters in Mexico City for the and for the activities of our consultants as detailed above. Other selling, general and administrative expenses of $1,500 consist of office supplies, telephone and internet expenses as well as miscellaneous office expenses.

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As of March 31, 2017, we had cash on hand of $296,956. All cash held by us is the result of the sale of common stock to accredited, non-affiliated investors. If we are unable to generate sufficient revenues or raise additional monies to fund our operations we will be unable to perform under certain joint-ventures and strategic initiatives and may be forced to cease operations.

We have generated minimal revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on organizational matters and development of strategic alliances and joint-ventures like the CromSat Joint-Venture Agreement.

Our results of operations are summarized below:

July 22, 2016 (Inception) to March 31, 2017 Audited
Revenue	$—
Expense	$159,748
Net Loss	$159,748
Net Loss per Share - Basic and Diluted	$(0.01)
Weighted Average Number Shares Outstanding – Basic and Diluted	20,401,667

Liquidity and Capital Resources

From July 22, 2016 (inception) through March 31, 2017, we generated revenues of $-0- from our business operations. Since our inception through March 31, 2017, we raised $395,000 from the sale of our common shares to investors for cash consideration.

Our cash on hand as of March 31, 2017 was $296,956, which will be used to meet our anticipated monthly operating costs of $20,000. Our operating costs will increase by approximately $2,000 per month when this registration statement is declared effective because of the costs of SEC reporting.

Through March 31, 2017, we incurred $159,748 of total operating expenses. As of March 31, 2017, we had current liabilities of $61,704.

We had a net loss and net cash used in operations of $159,748, for the period from July 22, 2016 (inception) to March 31, 2017, and a total stockholders’ equity of $235,252 at March 31, 2017.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

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Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 7 of our financial statements.

Results of Operations

From Inception on July 22, 2016 to March 31, 2017

Revenues. Net revenues from inception through March 31, 2017 were $-0-.

Cost of Sales.Cost of sales from inception through March 31, 2017 were $-0-.

Consulting fees.Consulting fees from inception through March 31, 2017 were $98,125.

Professional fees.Professional fees from inception through March 31, 2017 were $36,250.

Other selling, general and administrative expenses.Other selling, general and administrative expenses from inception through March 31, 2017were $1,500.

Net Income (Loss). Net loss for the period of inception through March 31, 2017 was $159,748.

For the Nine Months Ended December 31, 2017

Revenues. Net revenues for the nine months ended December 31, 2017 were $-0-.

Cost of Sales.Cost of sales for the nine months ended December 31, 2017 were $-0-.

Consulting fees.Consulting fees for the nine months ended December 31, 2017 were $72,000.

Professional fees. Professional fees for the nine months ended December 31, 2017were $95,722.

Other selling, general and administrative expenses.Other selling, general and administrative expenses for the nine months ended December 31, 2017 were $436.

Other income (expenses).Other income (expenses) for the nine months ended September 31, 2017 were $3,835.

Net Income (Loss). Net loss for the nine months ended December 31, 2017 was $164,323.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Provisions of the Florida Act, Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Business Combinations

Section 16-10a-1801 of the Florida Act, is applicable to corporations organized under the laws of the State of Florida. Subject to certain exceptions set forth therein, Section 16-10a-1801 of the Florida Act provides that a corporation shall not engage in any business combination with any “interested stockholder” for a two-year period following the date that such stockholder becomes an interested stockholder. Under certain circumstances, Section 16-10a-1801 of the Florida Act makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a two-year period, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section. Our charter and by-laws do not exclude us from the restrictions imposed under Section 16-10a-1801 of the Florida Act. It is anticipated that the provisions of Section 16-10a-1801 of the Florida Act may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share in accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for telecom companies.

PROPERTIES

We lease a portion of an 11,560 square foot office space at Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, Ciudad de México, México, C.P. on a month to month basis. To date, the Company has made no payments under this arrangement. Following the completion of this Offering, we intend to find an alternative office facility and enter a long-term office lease at prevailing market rates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the formation of the Company, an entity controlled by Porfirio Sánchez-Talavera, our Chief Executive Officer and Director, was issued 20,000,000 shares of common stock and 200 shares of Series A Preferred Stock of the Company. Mr. Sánchez-Talavera beneficially acquired the shares of our capital stock in exchange for a nominal sum.

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The shares so acquired are set forth under SECURITY OWNERSHIP below. Because our Series A Preferred Stock contains disproportionate voting rights, Mr. Sánchez-Talavera will have the ability to control the election of our Board and the direction of the Company. Non-affiliate shareholders will not, therefore, be able to individually or collectively determine the composition of our Board or approve any material transaction requiring the consent of our equity holders, without the consent of Mr. Sánchez-Talavera.

On March 15, 2017, through our 99% owned subsidiary Cape Point Telekom SociedadAnonima de Capital Variable (“Telekom Mexico”), we entered into a Joint Venture Agreement (the “Joint-Venture Agreement”) with CromSat Corp. (“CromSat”), a Florida corporation. Pursuant to the terms of the Joint-Venture Agreement, the Company planned to work with CromSat to acquire its 3,300Mhz satellite capacity in exchange for 8,000,000 shares of Series B Preferred Stock of the Company. CromSat, on January 31, 2018 elected to terminate the Joint Venture Agreement and returned the Series B Preferred Stock to the Company.

On May 5, 2017, the Company issued 288,000 shares of restricted common stock that were previously authorized but were heretofore unissued to 4 members of its Board of Directors for services rendered as a director of the Company. On the date of the grant, the shares were valued at $.25 per share.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Directors have determined that they are not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition. Therefore, both our directors are not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
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•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets Qualification for Quotation

We believe it is highly likely that we will qualify for the OTC Market quotation service. To have our shares of common stock on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, and after this registration statement is declared effective, we believe it is likely that we will obtain FINRA approval and be issued a trading symbol in approximately 2 - 8 weeks.

The OTC Markets requirements are as follows:

Eligibility Requirements

  U.S. companies must have audited annual financials by a PCAOB auditor. (Regulation A Companies are exempt from the initial requirement)
  Minimum bid price of $0.01
  Not be in bankruptcy
  International companies must be listed on a Qualified Foreign Exchange (or SEC Reporting) and submit a Letter of Introduction from an approved OTCQB Sponsor

Reporting Requirements

  Meet one of the following Reporting Standards:
    SEC Reporting Standard
    Regulation A Reporting Standard
    U.S. Bank Reporting Standard
    International Reporting Standard
    Alternative Reporting Standard
  Timely disclosure of material news

Corporate Governance Requirements (Alternative Reporting only)

  Have a board of directors that includes at least two Independent Directors
  Have an Audit Committee, a majority of the members of which are Independent Directors

Verification Requirements

  Maintain a Verified Company Profile
  Post initial and annual OTCQB Certification

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Sales of our common stock under Rule 144.

We presently have 22,168,000 common shares outstanding. Of these shares 1,880,000 common shares are held by non-affiliates and 20,288,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 1,880,000 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 19 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is Colonial Stock Transfer, 66 Exchange Place, 1st floor, Salt Lake City, UT 84111. Their telephone number is 801-355-5740 and their website is located at http://www.colonialstock.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission, including Forms 10-Q and 10-K for the quarter and year ends. We intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million. If we do not file a registration statement on Form 8-A, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Markets, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to, our executive officers, for all services rendered in all capacities to us from July 22, 2016 (inception) to March 31, 2017.

Name	Position	Year	Salary	Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compens ation	All other Compensation	Total
Porfirio Sánchez-Talavera	Chief Executive Officer, Chairman	2017	$0	0	0	0	0	0	0	0
		2016	$0	0	0	0	0	0	0	0
Juan Carlos Garcia	Secretary, Director	2017	$0	0	0	0	0	0	0	0
		2016	$0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of March 31, 2017.

OUTSTANDING EQUITY AWARDS SINCE INCEPTION

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Porfirio Sánchez-Talavera	0	0	0	0	0	0	0	0	0

Juan Carlos Garcia	0	0	0	0	0	0	0	0	0

Directors Compensation

On May 5, 2017, the Company issued 288,000 shares of restricted common stock that were previously authorized but were heretofore unissued to 4 members of its Board of Directors for services rendered as a director of the Company. On the date of the grant, the shares were valued at $.25 per share.

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

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Narrative disclosure to summary compensation and option tables

Currently Porfirio Sánchez-Talavera and Juan Carlos Garcia, our Chief Executive Officer and Secretary, do not have an employment agreement and provide services to the Company on a month to month basis. Following the completion of this Offering, the Company intends to enter into a more formal performance based employment agreement with our executive officers.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

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PART C---OTHER INFORMATION

Financial Statements and Exhibits

1. Financial Statements

The following financial statements of Cape Point Holdings, Inc. are included in Part A “Information Required in a Prospectus” of the Registration Statement:

CAPE POINT HOLDINGS, INC.

Period from July 22, 2016 (Inception) to March 31, 2017 and the Nine Months Ended December 31, 2017 (Unaudited)

Contents
Period July 22, 2016 (Inception) to March 31, 2017 and the Nine Months Ended December 31, 2017	Pages

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	41

Consolidated Balance Sheets	42

Consolidated Statements of Operations	43

Consolidated Statements of Stockholders’ Equity	44

Consolidated Statements of Cash Flows	45

Notes to Consolidated Financial Statements	46- 50

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cape Point Holdings, Inc.

I have audited the accompanying consolidated balance sheet of Cape Point Holdings, Inc. and subsidiaries (the “Company”) as of March 31, 2017 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from inception on July 22, 2016 to March 31, 2017. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cape Point Holdings, Inc. and subsidiaries as of March 31, 2017 and the results of their operations and cash flows for the period from inception on July 22, 2016 to March 31, 2017 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

May 23, 2017

41

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

ASSETS
	December 31,	March 31,
	2017	2017
	(Unaudited)

CURRENT ASSETS

Cash and cash equivalents	$3,764	$296,956
Notes receivable	273,000	—
Interest receivable	3,840	—

TOTAL CURRENT ASSETS AND TOTAL ASSETS	$280,604	$296,956

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$971	$—
Advances payable to chief executive officer	61,704	61,704

Total Current Liabilities	62,675	61,704

TOTAL LIABILITIES	62,675	61,704

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value; 10,000,000 shares authorized:
Series A Preferred Stock, $0.001 par value; 200 shares
designated, 200 shares issued and outstanding	—	—
Series B Preferred Stock, $0.001 par value; 8,000,000 shares
designated, 8,000,000 shares issued and outstanding	8,000	8,000
Common stock, $0.001 par value; 100,000,000 shares
authorized, 22,168,000 and 21,580,000 shares issued
outstanding, respectively	22,168	21,580
Additional paid-in capital	511,832	365,420
Accumulated deficit	(324,071)	(159,748)

Total Stockholders' Equity	217,929	235,252

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$280,604	$296,956

The accompanying notes are an integral part of these consolidated financial statements.

42

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Nine	Period from Inception
	Months Ended	on July 22, 2016 to
	December 31, 2017	March 31, 2017
	(Unaudited)

NET REVENUES	$—	$—

OPERATING EXPENSES

Consulting fees (including stock-based compensation of
$72,000 and $-0-, respectively)	72,000	98,125
Professional fees (including stock-based compensation of
$75,000 and $-0-, respectively)	95,722	36,250
Travel	—	23,873
Other selling, general and administrative expenses	436	1,500

Total Operating Expenses	168,158	159,748

LOSS FROM OPERATIONS	(168,158)	(159,748)

OTHER INCOME (EXPENSES)

Interest income	3,840	—
Interest expense	(5)	—

Total Other Income (Expenses)	3,835	—

NET LOSS	$(164,323)	$(159,748)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	22,093,164	20,401,667

The accompanying notes are an integral part of these consolidated financial statements.

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CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
For the Period from Inception on July 22, 2016 to March 31, 2017 and For the Nine Months Ended December 31, 2017 (Unaudited)

	Series A		Series B				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, Inception, July 22, 2016	—	$—	—	$—	—	$—	$—	$—	$—

Stock issued to entity controlled by chief executive officer	200	—	—	—	20,000,000	20,000	(20,000)	—	—

Common stock and warrants issued for cash	—	—	—	—	1,580,000	1,580	393,420	—	395,000

Series B Preferred Stock issued to CromSat Corp. pursuant to Joint Venture Agreement (Notes 5,8)	—	—	8,000,000	8,000	—	—	(8,000)	—	—

Net loss for the period from inception
on July 22, 2016 to March 31, 2017	—	—	—	—	—	—	—	(159,748)	(159,748)

Balance, March 31, 2017	200	—	8,000,000	8,000	21,580,000	21,580	365,420	(159,748)	235,252

Common stock issued for services	—	—	—	—	588,000	588	146,412	—	147,000

Net loss for the nine months ended
December 31, 2017	—	—	—	—	—	—	—	(164,323)	(164,323)

Balance, December 31, 2017	200	$—	8,000,000	$8,000	22,168,000	$22,168	$511,832	$(324,071)	$217,929

The accompanying notes are an integral part of these consolidated financial statements.

44

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Nine	Period from Inception
	Months Ended	on July 22, 2016 to
	December 31, 2017	March 31, 2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(164,323)	$(159,748)
Adjustments to reconcile net loss to net
cash used by operating activities:
Stock based compensation	147,000	—
Changes in operating assets and liabilities:
Interest receivable	(3,840)	—
Accounts payable	971	—

Net Cash Used by Operating Activities	(20,192)	(159,748)

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments for notes receivable	(273,000)	—

Net Cash Used by Investing Activities	(273,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock and warrants	—	395,000
Advances payable to chief executive officer	—	61,704

Net Cash Provided by Financing Activities	—	456,704

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(293,192)	296,956

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	296,956	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,764	$296,956

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

45

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

From Inception on July 22, 2016 to March 31, 2017

and the Nine Months Ended December 31, 2017 (Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Cape Point Holdings, Inc. (“us”, “we” or “our”) is a Florida corporation formed on July 22, 2016 by our chief executive officer Porfirio Sánchez-Talavera as an enterprise that seeks to build and operate a new satellite fleet to deliver broadband services within Mexico through strategic alliances and cutting-edge technology. Our principal executive office is located at Campos Elíseos 400, 601B, Colonia PolancoReforma, Delegación Miguel Hidalgo, CP 11560, México, Ciudad de México.

On March 15, 2017, our 99% owned subsidiary Cape Point Telekom Sociedad Anonima de Capital Variable (“Telekom Mexico”) entered into a Joint Venture Agreement with CromSat Corp. See Note 8.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a.     Interim Financial Statements

The interim financial statements as of December 31, 2017 and for the nine months ended December 31, 2017 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. Operating results for the nine months ended December 31, 2017 are not necessarily indicative of results that may be expected for the year ending March 31, 2018.

b.     Principles of Consolidation

The consolidated financial statements include the accounts of Cape Point Holdings, Inc., its 100% owned subsidiary Cape Point Telekom, Inc. (incorporated in Florida on July 22, 2016) (“Telekom Florida”), and its 99% owned subsidiary Cape Point Telekom, Sociedad Anonima de Capital Variable (incorporated in Mexico on August 24, 2016) (“Telekom Mexico”), collectively, the “Company”. All intercompany balances and transactions have been eliminated in consolidation.

Future consolidated financial statements will also include the complete operations and balance sheet of its 90% ownership equity interest in the Joint Venture with CromSat Corp. (see Note 8). The remaining 10% ownership equity interest and its 10% share of the income (loss) of the Joint Venture attributable to CromSat Corp. will be reflected as “Noncontrolling Interest in Joint Venture” in the consolidated financial statements of the Company.

c.     Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a March 31 year-end.

d.     Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

e.     Use of Estimates in the Preparation of Financial Statements

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CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

From Inception on July 22, 2016 to March 31, 2017

and the Nine Months Ended December 31, 2017 (Unaudited)

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.     Revenue Recognition

Revenue is recognized upon delivery of services where the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. For the periods presented, there were no revenues.

g.     Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

h.     Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portion of such deferred tax assets will not be realized. A full allowance against deferred tax assets was provided as of March 31, 2017 and December 31, 2017.

At March 31, 2017 and December 31, 2017, the Company had net operating loss carryforwards of approximately $160,000 and $177,000, respectively, which may be offset against future taxable income through 2038. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

i.     Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. For the periods presented, the diluted net loss per common share calculation excluded the effect of warrants and Series B Preferred Stock (see Note 5) outstanding as their inclusion would be antidilutive.

j.     Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 3 - NOTES RECEIVABLE

On May 26, 2017, the Company paid $150,000 to NCUBO Capital, LLC (“NCUBO”), now known as HGM Capital LLC, pursuant to a Loan, Repayment and Conversion Agreement with NCUBO dated May 25, 2017. Under the agreement, NCUBO was to repay the $150,000 principal and accrued interest at the rate of 4% per annum on May 26, 2018. At the Company’s option, it could convert the principal

47

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

From Inception on July 22, 2016 to March 31, 2017

and the Nine Months Ended December 31, 2017 (Unaudited)

and accrued interest into ownership interest of NCUBO on the basis of 1% ownership for each $100,000 of converted debt.

Juan Carlos Garcia is the CEO of NCUBO and is also on the board of directors of the Company. As of December 31, 2017 the balance on the note receivable was $150,000. On May 25, 2018 (see Note 9), the agreement was amended to extend the maturity date of the note to May 26, 2019 and to eliminate the Company’s option to convert the debt into an ownership interest of NCUBO.

On October 20, 2017, the Company paid $55,000 to The OZ Corporation (“OZ”) pursuant to a Loan Agreement with OZ dated October 20, 2017. Under the agreement, OZ was to repay a total of $56,000 on February 20, 2018. OZ provided consulting services to the Company and earned fees of $98,125 from the Company in the period from inception on July 22, 2016 to March 31, 2017. As of December 31, 2017 the balance on the note receivable was $55,000. On February 21, 2018 (see Note 9), the Company received $56,000 as payment of principal and accrued interest on the note.

On November 1, 2017, the Company paid $68,000 to EPR Holdings LTD (“EPR”) pursuant to a Promissory Note with EPR dated November 1, 2017. Under the agreement, EPR was to repay the $68,000 principal and accrued interest at the rate of 2% per annum on December 1, 2018. Juan Carlos Garcia is the CEO of EPR and is also on the board of directors of the Company. As of December 31, 2017 the balance on the note receivable was $68,000. On March 14, 2018 (see Note 9), the Company received $68,567 as payment of principal and accrued interest on the note.

NOTE 4 - ADVANCES PAYABLE TO CHIEF EXECUTIVE OFFICER

The advances payable to chief executive officer liability at both December 31, 2017 and March 31, 2017 of $61,704, is due to Porfirio Sanchez-Talavera, the Chief Executive Officer of the Company. The liability is non-interest bearing and due on demand.

NOTE 5 - CAPITAL STOCK

Preferred Stock

Effective July 22, 2016, the Company issued 200 shares of Series A Preferred Stock to Cape Point Investments, Ltd., an entity controlled by our chief executive officer. Shares of Series A Preferred Stock carry no dividend, liquidation, or conversion rights into common stock, and do not entitle the holder(s) thereof to any distributions that would otherwise be made to the equity owners of the Company. However, each share of Series A Preferred Stock has voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. Consequently, holders of our Series A Preferred Stock may therefore unilaterally control the election of our Board of Directors and, consequently, the future direction of the Company.

On September 2, 2016, the Company issued 8,000,000 shares of Series B Preferred Stock to CromSat Corp. (“CromSat”), an entity controlled by our chief executive officer, pursuant to the Joint Venture Agreement dated March 15, 2017 (see Note 8). Shares of Series B Preferred Stock had a stated value of $5.00 per share. In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock were entitled to receive, on an as converted basis, prior and in preference to the holders of the Company’s common stock, an amount per share equal to the value attributed to the Series B Preferred Stock. The shares of Series B Preferred Stock were convertible on the conversion date at an amount equal to the previous day’s closing price of the Company’s common stock as reported by OTC Markets, NASDAQ, or NYSE, as applicable. Each share of Series B Preferred Stock had dividend and voting rights only upon conversion into common stock at the time of voting.

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CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

From Inception on July 22, 2016 to March 31, 2017

and the Nine Months Ended December 31, 2017 (Unaudited)

The 8,000,000 shares of Series B Preferred Stock were issued to collateralize CromSat’s obligation under its lease agreement with Hispasat (see Note 8) and were to be returned to the Company over a period of years upon the making of scheduled lease payments to Hispasat. Accordingly, the Company has not recognized any asset value attributable to the issuance of the Series B Preferred Stock nor has the Company recognized any expense chargeable to operations of the Company from this issuance. It has reflected the issuance of the Series B Preferred Stock at par value since at the date of issuance these shares have no apparent incremental fair value based on their conversion features.

On January 31, 2018 (see Note 9), CromSat and the Company terminated the Joint Venture Agreement and CromSat returned the 8,000,000 shares of Series B Preferred Stock to the Company for cancellation.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock outstanding in such holder’s name on the records of the Company on matters submitted to a vote of the stockholders,

Effective July 22, 2016, the Company issued 20,000,000 shares of its common stock to Cape Point Investments, Ltd., an entity controlled by our chief executive officer.

From December 2016 to March 2017, the Company sold a total of 1,580,000 shares of its common stock and 790,000 warrants to 14 accredited investors at a price of $0.25 per share or $395,000 total. Each warrant is exercisable into one share of common stock at an exercise price of $0.3125 per share for a period of two years from the issuance date.

On May 5, 2017, the Company issued 300,000 shares of its common stock to its law firm John D. Thomas, P.C. for services rendered. The $75,000 estimated fair value of the 300,000 shares (based on the $0.25 per share offering price used in the Form S-1 Registration Statement filed on May 26, 2017) has been expensed as professional fees in the three months ended June 30, 2017.

On May 5, 2017, the Company issued a total of 288,000 shares of its common stock to its four directors (72,000 shares each) for services rendered. The $72,000 estimated fair value of the 288,000 shares (based on the $0.25 per share offering price used in the Form S-1 Registration Statement filed on May 26, 2017) has been expensed as professional fees in the three months ended June 30, 2017.

NOTE 6 - FINANCIAL INSTRUMENTS

Our financial instruments consist of cash and cash equivalents and advances payable to chief executive officer. The carrying amount of these assets and liabilities approximate fair value due to their short-term nature.

NOTE 7 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not generated any revenue and has sustained net losses since inception which has resulted in an accumulated deficit at December 31, 2017 of $324,071 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through short term loans from related parties, and additional equity investments which will enable the Company to continue operations for the coming year. These financial statements do not

49

CAPE POINT HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

From Inception on July 22, 2016 to March 31, 2017

and the Nine Months Ended December 31, 2017 (Unaudited)

include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 8 - JOINT VENTURE AGREEMENT WITH CROMSAT CORP.

On March 15, 2017, through our wholly owned subsidiary Cape Point Telekom Sociedad Anonima de Capital Variable (“Telekom Mexico”), we entered into a Joint Venture Agreement (hereafter, the “Joint-Venture Agreement”) with CromSat Corp. (“CromSat”), a Florida corporation controlled by our chief executive officer. Pursuant to the Joint-Venture Agreement, we were to work with CromSat to acquire certain satellite capacity pursuant to a lease agreement between Hispasat Mexico S.A. de C.V. (“Hispasat”) and CromSat dated September 24, 2013. The lease agreement provided that CromSat establish a trust account to guarantee CromSat’s lease obligations to Hispasat. The 8,000,000 shares of Series B Preferred Stock issued to CromSat on September 2, 2016 (see Note 5) were intended to be used as the source of the trust account to satisfy the guarantee requirement.

The purpose of the Joint Venture was to develop and sell subscriptions, equipment, and bandwidth to clients throughout Mexico and Central America in accordance with the Company’s business plan. The term of the Joint Venture Agreement was to end on the earlier of December 31, 2037 or such other date mutually agreed upon by CromSat and Telekom Mexico. Telekom Mexico was to receive a 90% equity interest and a 90% interest in the profits and losses of the Joint Venture. CromSat was to receive a 10% equity interest and a 10% interest in the profit and losses of the Joint Venture.

In August 2017, CromSat received from Hispasat a notice of termination of the lease agreement dated September 24, 2013. On January 31, 2018 (see Note 9), CromSat and the Company terminated the Joint Venture Agreement and CromSat returned the 8,000,000 shares of Series B Preferred stock to the Company for cancellation. From the inception of the Joint Venture on March 15, 2017 to the termination date of the Joint Venture on January 31, 2018, the Joint Venture had no operations, revenues, or expenses.

NOTE 9 - SUBSEQUENT EVENTS

On January 31, 2018, the Company’s subsidiary Telekom Mexico and CromSat terminated the Joint Venture Agreement (see Note 8) and CromSat returned the 8,000,000 shares of Series B Preferred Stock which it received on September 2, 2016 (see Note 5) to the Company for cancellation.

On February 21, 2018, the Company collected $56,000 from The OZ Corporation (“OZ”) in satisfaction of the $55,000 note receivable dated October 20, 2017 and accrued interest (see Note 3).

On March 14, 2018, the Company collected $68,567 from EPR Holdings, LTD (“EPR”) in satisfaction of the $68,000 note receivable dated November 1, 2017 and accrued interest (see Note 3).

On May 25, 2018, the Company and HGM Capital LLC (“NCUBO”) amended the Loan, Repayment and Conversion Agreement dated May 25, 2017 (see Note 3). The amendment extended the maturity date of the note receivable from NCUBO from May 26, 2018 to May 26, 2019 and eliminated the Company’s option to convert the note receivable into an ownership interest of NCUBO.

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PROSPECTUS

CAPE POINT HOLDINGS, INC.

UP TO 1,880,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until September 17, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS July____, 2018

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$5.81
Legal fees and expenses	26,500.00
Accounting fees and expenses	6,000.00
Miscellaneous	1,000.00
Total expenses	$33,505.81

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;
•	We filed a Form D, Notice of Sales, with the SEC;
•	Sales were not made by general solicitation or advertising;
•	All certificates had restrictive legends;
•	Sales were made to persons with a pre-existing relationship to our Chief Executive Officer, Porfirio Sanchez-Talavera, or Secretary, Juan Carlos Garcia; and
•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

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•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.
•	Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

On March 23, 2017 we sold 10,000 shares of our common stock to Scott Eppinga for the price of $.25 per share or $2,500.

On February 24, 2017 we sold 10,000 shares of our common stock to Greg Jewett for the price of $.25 per share or $2,500.

On February 24, 2017 we sold 10,000 shares of our common stock to Gubin Family Trust for the price of $.25 per share or $2,500.

On February 24, 2017 we sold 10,000 shares of our common stock to Eric Weinbrenner for the price of $.25 per share or $2,500.

On February 24, 2017 we sold 10,000 shares of our common stock to Rob Binkley for the price of $.25 per share or $2,500.

On February 23, 2017 we sold 100,000 shares of our common stock to Paradise Wire and Cable for the price of $.25 per share or $25,000.

On February 23, 2017 we sold 10,000 shares of our common stock to Lawrence Sucharow for the price of $.25 per share or $2,500.

On February 23, 2017 we sold 10,000 shares of our common stock to TSS Investment Trust for the price of $.25 per share or $2,500.

On February 17, 2017 we sold 10,000 shares of our common stock to Lahr Family Trust for the price of $.25 per share or $2,500.

On January 30, 2017 we sold 100,000 shares of our common stock to Sam Gerber & Mary Jo Gerber JTTEN for the price of $.25 per share or $25,000.

On January 26, 2017 we sold 100,000 shares of our common stock to Kyle Gerber for the price of $.25 per share or $25,000.

As of January 26, 2017 we sold an aggregate of 920,000 shares of our common stock to Jack Gian for the price of $.25 per share or an aggregate of $230,000.

On January 25, 2017 we sold 80,000 shares of our common stock to Matthew and Erin Gian JTTEN for the price of $.25 per share or an aggregate of $20,000.

As of January 5, 2017 we sold an aggregate of 200,000 shares of our common stock to Leon Elster for the price of $.25 per share or an aggregate of $50,000.

Shares for Services

On May 5, 2017, we issued 300,000 shares of our common stock to John D. Thomas P.C. for legal services rendered to the Company.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1	Articles of Incorporation of Cape Point Holdings, Inc. (1)
3.2	Bylaws of Cape Point Holdings, Inc. (1)
4.1	Form of Subscription Agreement (1)
5.1	Opinion of John D. Thomas P.C.
14.1	Code of Ethics for the Registrant (1)
23.1	Consent of Michael Studer CPA, P.C.
23.2	Consent of John D. Thomas P.C. (included in Exhibit 5.1)

(1) Filed as an Exhibit to the Company’s Current Report on Form S-1, filed on May 26, 2017.

UNDERTAKINGS

Undertakings of the Registrant

The Registrant hereby further undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “Florida Act”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in his personal capacity, thereunto duly authorized, in the City of Mexico City, Mexico, on the ___ day of May, 2018.

CAPE POINT HOLDINGS, INC.

Dated: July 19, 2018	/s/ Porfirio Sánchez-Talavera
Porfirio Sánchez-Talavera
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Porfirio Sánchez-Talavera and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

Signature	Title	Date

/s/ Porfirio Sánchez-Talavera	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer	July 19, 2018
Porfirio Sánchez-Talavera	and Director

/s/ Juan Carlos Garcia	Secretary and Director	July 19, 2018
Juan Carlos Garcia

/s/ Benjamin Haguel	Non-executive Director	July 19, 2018
Benjamin Haguel

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